BRADLEY PHARMACEUTICALS, INC.
                            CONDENSED CONSOLIDATED
                                BALANCE SHEET
                             SEPTEMBER 30, 1997
                                 (UNAUDITED)

                                   ASSETS

         Current assets
         Cash and cash equivalents                              $     225,003
         Accounts receivable - net                                  1,880,309
         Finished goods inventory                                     938,632
         Prepaid samples and materials                              1,355,353
         Prepaid expenses and other                                   116,065
         Due from affiliate                                            37,965
                Total current assets                                4,553,327

         Property and equipment - net                                 317,939
         Intangibles - net                                         13,257,489
         Other assets                                                  57,500
         Total Assets                                           $  18,186,255

                        LIABILITIES AND STOCKHOLDERS' EQUITY


         Current liabilities
         Current maturities of long-term debt                   $     581,703
         Accounts payable and accrued expenses                      3,230,441
         Revolving credit line                                        904,342
         Accrued income taxes                                         326,214
             Total current liabilities                              5,042,700


         Long-term debt, less current maturities                      288,780

         Commitments & contingencies

         Stockholders' equity
         Preferred stock, no par value;
            authorized, 2,000,000 shares; issued, none                 -
         Common, Class A, no par value, authorized
            26,400,000; issued 8,064,797 shares at
            September 30, 1997                                     14,570,726
         Common, Class B, no par value, authorized
            900,000 shares, issued and outstanding,
            431,552 shares at September 30, 1997                      845,448
         Treasury Stock, at cost (85,470 shares at
            September 30, 1997)                                      (112,284)
         Accumulated deficit                                       (2,449,115)
                                                                   12,854,775
         Total Liabilities & Stockholders' Equity               $  18,186,255






See Notes to Condensed Consolidated Financial Statements

                                   3

                    BRADLEY PHARMACEUTICALS, INC.
                      CONDENSED CONSOLIDATED
                     STATEMENTS OF OPERATIONS
                            (UNAUDITED)



                                 Three Months Ended        Nine Months Ended
                                    September 30,             September 30,
                                  1997         1996         1997         1996

Net sales                  $  3,454,575 $   2,144,441 $ 10,828,545 $  9,052,940
Cost of sales                 1,035,072       627,579    2,842,448    2,308,619
                              2,419,503     1,516,862    7,986,097    6,744,321

Selling, general and
    administrative expenses   1,743,089     1,510,164    5,754,899    5,047,148
Depreciation and amortization   385,110       478,001    1,191,174    1,390,180
Other income - litigation
settlement (net of expenses)            (A)(1,768,155)            (A)(1,645,132)
Interest expense - net           72,304       135,548      254,904      476,297
                              2,200,503       355,558    7,200,977    5,268,493

Income before
    income taxes                219,000     1,161,304      785,120    1,475,828

Income tax expense               10,000       150,000      233,750      150,000

Net income                 $    209,000 $(A)1,011,304 $    551,370 $(A)1,325,828

Net income
   per common share        $       0.03 $        0.14 $       0.07 $       0.18

Weighted average number
    of common shares          8,300,000     7,100,000    8,300,000    7,200,000




     See Notes to Condensed Consolidated Financial Statements



(A) Includes non-recurring charges from proceeds of litigation with Trans CanaDerm, net of expenses.




                                     4



                       BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                      Nine Months Ended
                                                        September 30,
                                                       1997          1996

 Cash flows from operating activities:
     Net income                                  $    551,370  $  1,325,828
     Depreciation & amortization                    1,191,174     1,390,180
     Effects on cash from changes in operating
       assets & liabilities
        Decrease (increase) in assets:
          Accounts receivable                         855,728     1,533,352
          Settlement receivable                                  (1,645,132)
          Inventory and prepaid samples
             and materials                            445,199       535,773
          Refundable/accrued income taxes                         1,969,069
          Prepaid expenses and other                  (63,082)       32,080
          Due from affiliate                          (37,965)      (50,417)
         (Decrease) increase in liabilities:
          Accounts payable and accrued expenses    (1,510,534)   (4,255,648)

    Net cash provided by operating activities       1,431,890       835,085

    Cash flows from investing activities:
      Investment in Doak Pharmacal Co., Inc. - net
            of cash acquired                           (2,371)       (6,190)
      Acquisition/disposition of trademarks,
            patents and other assets                  (82,777)     (324,790)
      Acquisition/disposition of common stock (and
            distribution agreement with) of
            ITG Laboratories, Inc.                        -          28,500
      Purchase of property & equipment - net          (78,826)      (13,955)

    Net cash used in investing
            activities                               (163,974)     (316,435)
    Cash flows from financing activities:
      Repayment of notes payable                   (1,834,971)   (2,530,610)
      Revolving credit line, net                      904,342
      Bank overdraft                                      -       1,467,418
      Purchase of treasury shares                    (112,284)          -

    Net cash used in financing activities          (1,042,913)   (1,063,192)

    Increase (decrease) in cash and cash
        equivalents                                   225,003      (544,542)

    Cash and cash equivalents at beginning
        of period                                       -           556,064

    Cash and cash equivalents at end
        of period                               $     225,003  $     11,522




                                (Continued)
                                     5

                        BRADLEY PHARMACEUTICALS, INC.
                           CONDENSED CONSOLIDATED
                          STATEMENTS OF CASH FLOWS
                               (UNAUDITED)

                                                   Nine Months Ended
                                                     September 30,
                                                  1997          1996

  Supplemental disclosures of cash flow
      information:

           Cash paid during the period for:

           Interest                        $    121,047  $    207,790

           Income taxes                    $     87,594  $        -


Reference is made to the Liquidity and Capital Resource portion of Management's Discussion and Analysis as to the non-cash portions of the Note Payable reduction relating to the Berlex settlement.



See Notes to Condensed Consolidated Financial Statements













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